UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2015

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700	46240
Indianapolis, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on May 18, 2015. Shareholders took the following actions:

•	elected seven (7) directors for one-year terms ending at the 2016 annual meeting of shareholders (Proposal 1);

•	approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement (Proposal 2); and

•	ratified the Audit Committee's appointment of BKD, LLP as the Company's independent registered public accounting firm for 2015 (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
David B. Becker	1,961,461	72,742	1,491,914
John K. Keach, Jr.	1,995,179	39,024	1,491,914
David R. Lovejoy	1,955,148	79,055	1,491,914
Ann D. Murtlow	1,994,811	39,392	1,491,914
Ralph R. Whitney, Jr.	1,933,812	100,391	1,491,914
Jerry Williams	1,930,939	103,264	1,491,914
Jean L. Wojtowicz	1,951,426	82,777	1,491,914

Proposal 2 – Advisory Vote to Approve Executive Compensation

For	Against	Abstained	Broker Non-Votes
1,906,145	76,859	51,199	1,491,914

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained
3,479,799	45,981	337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 20, 2015

FIRST INTERNET BANCORP

By: /s/ Kenneth J. Lovik
Kenneth J. Lovik, Senior Vice President &
Chief Financial Officer